Pricing Supplement No.             f05-0208
            Pricing Supplement Dated:          February 8, 2005
            Rule 424(b)(3)
            File No.                           333-119615

            (To Prospectus Supplement
            and Prospectus Dated November 1, 2004)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series F
            Due Nine Months or More From Date of Issue

            Trade Date:                        February 8, 2005
            Issue Date:                        February 11, 2005
            Settlement Date:                   February 11, 2005
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

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            CUSIP:                             17307XGN5
            Aggregate Principal Amount:        USD 1,377,000.00
            Price to Public:                   100%
            Concession:                        0.8000%
            Net Proceeds to Issuer:            USD 1,365,984.00
            Interest Rate (per annum):         3.7500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       March 15, 2005
            Maturity Date:                     February 15, 2009
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            --------------------------------------------------------------

            CUSIP:                             17307XGP0
            Aggregate Principal Amount:        USD 5,449,000.00
            Price to Public:                   100%
            Concession:                        2.0000%
            Net Proceeds to Issuer:            USD 5,340,020.00
            Interest Rate (per annum):         5.0000%
            Coupon Type:                       STEP-UP
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       August 15, 2005
            Maturity Date:                     February 15, 2020
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning February 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info Initial coupon: 5.00%; Step-ups: 5.25% on
                       02/15/2010; 5.50% on 02/15/2015

            --------------------------------------------------------------

            CUSIP:                             17307XGQ8
            Aggregate Principal Amount:        USD 7,270,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 7,088,250.00
            Interest Rate (per annum):         5.3000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       March 15, 2005
            Maturity Date:                     February 15, 2030
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning February 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.